Exhibit 2.1

SHARE SWAP AGREEMENT

AMONG

LYC MEDICARE SINGAPORE LIMITED

AND

LYC MEDICARE SDN BHD

AND

MAYBANK NOMINEE (TEMPATAN) SDN BHD) FOR KENANGA INVESTORS BHD (CLIENTS’) ACCOUNT

AND

CHAN YING HO

AND

TING CHOON MENG

DATED THE                                 DAY OF

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SHARE SWAP AGREEMENT

THIS AGREEMENT is made on the      day of                                       202

BETWEEN:

(1)	LYC Medicare Singapore Limited (Company Registration No. 202012376W), a company limited by shares incorporated under the laws of Singapore, with its registered office at 435 Orchard Road, #21-05 Wisma Atria, Singapore 238877 (“LYC Singapore” or “Vendor”);

(2)	LYC Medicare Sdn Bhd (Company Registration No. 680188-M), a private company limited by shares incorporated under the laws of Malaysia, with its registered office at 12th Floor, Menara Symphony, No. 5, Jalan Prof. Khoo Kay Kim, Seksyen 13, 46200 Petaling Jaya, Selangor (“LYC Malaysia”);

(3)	Maybank Nominee (Tempatan) Sdn Bhd) for Kenanga Investors Bhd (Clients’) Account (Company registration number T15UF6347H), a company incorporated in Malaysia and having its office address at Level 14, Kenanga Tower 237, Jalan Tun Razak 50400, Kuala Lumpurm Malaysia (in its capacity as bare trustee for Kenanga Investors Bhd) (“KIB”);

(4)	Chan Ying Ho (Singapore NRIC No. S7971788F), an individual residing at 38 Crowhurst Drive, Serangoon Garden Estate, Singapore 557917 (“Chan Ying Ho”); and

(5)	Ting Choon Meng (Singapore NRIC No. S1345465E), an individual residing at 83A Namly Drive, Singapore 267486 (“Ting Choon Meng”, together with LYC Malaysia, KIB and Chan Ying Ho, the “Purchasers” and each a “Purchaser”),

(collectively, the “Parties” and each, a “Party”).

WHEREAS:

(A)	The Vendor is the sole legal and beneficial owner, free from all Encumbrances, of all the issued and paid-up share capital of each of the Target Companies (as defined below) as at the date of this Agreement.

(B)	The Vendor has agreed to sell, and the Purchasers have agreed to purchase, the Vendor’s entire shareholding interests in each of the Target Companies, representing 100% of the entire issued share capital of each of the Target Companies, upon the terms and subject to the conditions set out in this Agreement.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

In this Agreement, unless the context otherwise requires:

“Agreement” means this Agreement as it may be amended, modified or supplemented from time to time by the Parties in writing.

“Companies Act” means the Companies Act 1967 of Singapore.

“Completion” means the completion of the sale and purchase of the Sale Shares by performance by the Parties of the obligations assumed by them, respectively, under Clause 4.

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“Completion Date” has the meaning ascribed to it in Clause 4.1.

“Consideration” has the meaning ascribed to it in Clause 2.3.

“Encumbrances” means any pledge, assignment, interest, claim, charge, mortgage, lien, option, equity, power of sale, hypothecation, retention of title, right of pre-emption, right of first refusal or other third party right or security interest of any kind.

“HCOS Sale Shares” means 100,000 issued and paid-up ordinary shares, representing 100% of the issued share capital of HC Orthopaedic Surgery Pte. Ltd. as at the date hereof and at Completion, details of which are set out in Part A of Schedule 1.

“Sale Shares” means the HCOS Sale Shares and the T&T Sale Shares.

“Surviving Provisions” means Clause 6.

“Target Companies” means T&T Medical Group Pte Ltd (Company No. 198901436H) and HC Orthopaedic Surgery Pte. Ltd. (Company Registration Number: 201725626E), details of which are set out in Part B of Schedule 1, and “Target Company” shall mean either one of them.

“T&T Sale Shares” means 1,000 issued and paid-up ordinary shares, representing 100% of the issued share capital of T & T Medical Group Pte Ltd as at the date hereof and at Completion, details of which are set out in Part A of Schedule 1.

“Singapore dollars” or “S$” or “$” means the lawful currency for the time being of Singapore.

1.2	Miscellaneous

In this Agreement, unless the context otherwise requires:

(a)	words importing the singular include the plural and vice versa, words importing any gender include every gender and references to time shall mean Singapore time;

(b)	references to a “person” include any company, limited liability partnership, partnership, business trust or unincorporated association (whether or not having separate legal personality) and references to a “company” include any company, corporation or other body corporate, wherever and however incorporated or established;

(c)	the words “subsidiary” and “related corporation” shall have the meanings ascribed to them in Sections 5 and 6 respectively of the Companies Act;

(d)	references to clauses and schedules are to the clauses and schedules of this agreement; references to paragraphs are to paragraphs of the relevant schedule;

(e)	any reference in this Agreement to a statute or statutory provision shall include that statute or provision and any regulations made in pursuance thereof as from time to time modified, supplemented, consolidated or re-enacted, whether before or after the date of this Agreement, so far as such modification, supplementation, consolidation or re-enactment applies or is capable of applying to any transactions entered into after the date hereof and (so far as liability thereunder may exist or can arise) shall include also any past statute or statutory provision or regulation (as from time to time modified or re-enacted) which such provision or regulation has directly or indirectly replaced. References to sections of consolidating legislation shall wherever necessary or appropriate in the context be construed as including references to the sections of the previous legislation from which the consolidating legislation has been prepared;

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(f)	if a period of time is specified as being from a given day or from the date of an act or event, it shall be calculated exclusive of that day and inclusive of the relevant last day of such period of time;

(g)	references to time are reference to time in Singapore;

(h)	any reference to “procure” shall mean an absolute obligation (and not a reasonable obligation) to cause or bring about;

(i)	references to this agreement include this agreement as amended or varied in accordance with its terms;

(j)	documents in agreed form are documents in the form agreed by the parties or on their behalf and initialled by them or on their behalf for identification;

(k)	clause headings are for convenience of reference only and shall not affect the interpretation of this Agreement;

(l)	the words “written” and “in writing” include any means of visible reproduction; and

(m)	unless otherwise specified, all warranties, representations, covenants, agreements and obligations given or entered into by each of the Purchasers are given or entered into severally and not jointly and severally.

2.	SALE AND PURCHASE

2.1	The Vendor shall, in accordance with the terms and conditions of this Agreement, on Completion sell to the Purchasers, and the Purchasers shall purchase, the legal and beneficial title to the Sale Shares, free from all Encumbrances and with the benefit of all rights, benefits and entitlements attaching thereto as at the Completion Date and thereafter.

2.2	The sale and purchase of the Sale Shares of the Target Companies shall be completed simultaneously and none of the Parties hereto shall be obliged to complete the sale or purchase of only part of the Sale Shares unless the sale and purchase of all the Sale Shares (but not part thereof) are completed simultaneously.

2.3	The aggregate consideration for the transfer of the Sale Shares from the Vendor to the Purchasers shall be S$10,000.00 (“Consideration”), being the sum of the consideration for the HCOS Sale Shares and T&T Sale Shares as set out in Part A of Schedule 1 hereto, which shall be paid on Completion by the Purchasers to the Vendor in the proportions as set out in Part A of Schedule 1 hereto.

2.4	All payments to be made under this Agreement shall be (a) by way of bank transfer including by way of telegraphic transfer credited for same day value to such bank account as the receiving Party shall notify the paying Party in writing no later than ten (10) Business Days prior to the Completion Date (or other due date for payment), and in such case, a SWIFT MT103 advice or equivalent irrevocable payment instruction provided by the paying Party to the receiving Party shall be sufficient to evidence any such payment; or (b) in such other manner as may be agreed in writing between the Vendor and the Purchasers.

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3.	CONDITIONS PRECEDENT

3.1	Completion shall be conditional upon the following occurring on or before the Completion Date:

(a)	all necessary governmental, regulatory and third party consents, approvals and waivers, including by banks, financial institutions and/or creditors of the Target Company, where required for the transactions contemplated hereunder, having been obtained, and such consents, approvals and waivers not having been amended or revoked before the Completion Date, and if any such consents, approvals or waivers are subject to conditions, such conditions being reasonably acceptable to the Parties; and

(b)	there being no breach of any warranty under this Agreement.

3.2	If any of the conditions set out in Clause 3.1 is not fulfilled on or before the Completion Date and such non-fulfilment is not waived by all of the Parties (as the case may be), this Agreement shall ipso facto cease and determine and in that event, the Parties shall be released and discharged from their respective obligations under this Agreement, and no Party shall have any claim against any other Party(ies) under this Agreement, save in respect of any antecedent breach of this Agreement. Each Party undertakes to use its best endeavours to ensure the satisfaction of the conditions set out in Clause 3.1.

4.	COMPLETION

4.1	Date

Subject to the terms and conditions set out in this Agreement, Completion shall take place on the date falling two (2) Business Days after the last of the Conditions Precedents have been satisfied or waived in accordance with Clause 3, or such other date as may be agreed in writing between the parties (“Completion Date”).

4.2	Obligations on Completion

On Completion, each of the Parties shall procure that their respective obligations specified in Schedule 2 are fulfilled.

5.	WARRANTIES

5.1	Each Party represents and warrants to, and for the benefit of, the other Party as follows:

(a)	(if a person) he has not been declared (by any appropriate court or other authority) to be incompetent or of an unsound mind, and is of sound mind;

(b)	(if a person) he is able to pay his or her debts when due and has not been declared (by any appropriate court or other authority) to be bankrupt and has not entered into any arrangement or compromise with any creditors;

(c)	he/it has the capacity to enter into, perform and deliver this Agreement and has taken all necessary action (including the obtaining of any necessary Approvals, if any) to authorise his/its entry into, performance and delivery of the this Agreement;

(d)	he/it has full power and authority to enter into, exercise his/its rights and perform and comply with his/its obligations under this Agreement;

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(e)	upon execution of this Agreement, his/its obligations hereunder shall be legally valid, binding and enforceable on and against him/it in accordance with the terms hereof;

(f)	his/its entry into, exercise of his/its rights and/or performance of or compliance with his/its obligations under this Agreement do not and will not violate or exceed any power or restriction granted or imposed by (i) any law, regulation, authorisation, directive or order (whether or not having the force of law) to which he/it is subject; (ii) (in the case of the Purchaser only) its constitutive documents or (iii) any agreement or arrangement to which he/it is a party or which is binding on him/it or his/its assets;

(g)	no litigation, arbitration or administrative proceeding is currently pending or so far as he/it is aware, threatened to restrain his/its entry into, exercise of his/its rights under or performance or enforcement of or compliance with his/its obligations under this Agreement;

(h)	no resolution has been passed or order made against him/it for liquidation or bankruptcy (as the case may be) or for the appointment of a receiver, trustee or similar officer of his/its assets;

(i)	(in the case of the Vendor only):

(i)	it is the legal owner of all the Sale Shares free from all Encumbrances and it shall on Completion transfer the Sale Shares to the Purchaser free from all Encumbrances;

(ii)	each Target Company is a company duly incorporated and validly existing under the law of Signapore and has all the requisite corporate power and authority necessary to carry on its business as it is now being conducted;

(iii)	the shares of each Target Company have been properly and validly allotted . and issued and are each fully paid;

(iv)	no person has the right (whether exercisable now or in the future and whether contingent or not) to call for the allotment, conversion, issue, sale or transfer of any share or loan capital or any other security giving rise to a right over the capital of each Target Company under any option or other agreement;

(v)	the particulars contained in Part B of Schedule 1 are true, accurate and not misleading and no information, the omission of which would make the particulars in Part B of Schedule 1 misleading and incorrect in any material respect;

(vi)	all governmental approvals which were necessary in connection with the incorporation of each Target Company and the allotment or transfer of shares in each Target Company to the present and former holders thereof were duly obtained;

(vii)	all licences, consents, permits, certificates, approvals, registrations and authorities necessary for the carrying on of the businesses of the each of the Target Companies (the “Licences”) have been obtained by the relevant Target Company. Each of the Licences is in full force and effect, and has been and is being complied with. None of the Vendors or the relevant Target Company is aware of any fact or circumstances which would prejudice the continuance or renewal of any such Licences;

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(viii)	there is no investigation, enquiry or proceeding, outstanding or anticipated, which is likely to result in the suspension, cancellation, modification (such modification being materially detrimental to the interests of each of the Target Companies) or revocation of any Licence;

(ix)	each Target Company has carried on and is carrying on its business and operations in compliance with applicable laws, bye-laws and regulations in all respects and there is no investigation, disciplinary proceeding or enquiry by, or order, decree, decision or judgment of, any court, tribunal, arbitrator, governmental agency or regulatory body having jurisdiction over any of the Target Companies that is outstanding or, to the knowledge of each of the Vendor, anticipated against any of the Target Companies or any person for whose acts or defaults such Target Company(ies) may be vicariously liable, and there have been no material breaches by any of the Target Companies of applicable laws, regulations and by-laws in Singapore;

(x)	each Target Company is not involved as claimant or defendant in any legal action, proceeding, suit, litigation, prosecution, investigation, mediation or arbitration (other than frivolous or vexatious claims or as claimant in the collection of debts arising in the ordinary course of its business) and there is no legal action, proceeding, suit, litigation, prosecution, investigation, mediation or arbitration of material importance pending against each Target Company;

(xi)	no order has been made, petition presented, resolution passed or meeting convened for the winding up (or other process whereby the business is terminated and the assets of the company concerned are distributed among the creditors and/or shareholders or other contributories) of each Target Company;

(xii)	no petition has been presented or other proceedings commenced for an administration or judicial management order to be made (or any other order to be made by which during the period it is in force, the affairs, business and assets of the company concerned are managed by a person appointed for the purpose by a court, governmental agency or similar body) in relation to each Target Company, nor has any such order been made;

(xiii)	no approvals and consents (including with limitation any governmental, regulatory, third party, corporate and/or internal approvals and consent) are required to be obtained for the transactions contemplated under this Agreement, or if applicable, if such approvals and consents are required to be obtained and have been granted subject to conditions, such conditions being fulfilled on or satisfied before Completion, and such approvals and consents remaining in full force and effect;

(xiv)	no transactions contemplated under this Agreement are being prohibited by any statute, order, rule, regulation or directive promulgated or issued after the date of this Agreement by any legislative, executive or regulatory body or authority of Singapore which is applicable to any Party; and

(xv)	no receiver (including an administrative receiver), liquidator, judicial manager, trustee, administrator, custodian or similar official has been appointed in any jurisdiction in respect of the whole or any part of the business or assets of each Target Company; and

(xvi)	(in the case of the Purchaser only) the Purchaser Consideration Shares shall, on allotment and issue, be validly issued and fully paid, free from all Encumbrances and shall rank pari passu with other existing shares of the Purchaser.

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5.2	No Warranty

Each Party hereby acknowledges, agrees and confirms that save for the representations and warranties made by the other Party contained in Clause 5.1, the other Parties make no other representations and warranties.

6.	CONFIDENTIALITY

6.1	Confidential Information to be Kept Confidential

Subject always to Clause 6.2, each Party agrees that it shall and shall procure that its advisers and other authorised persons (“Authorised Persons”) shall treat as strictly confidential and not disclose or use any information received or obtained as a result of entering into this Agreement (or any agreement entered into pursuant to this Agreement) which relates to:

(a)	the existence of and the provisions of this Agreement and of any agreement entered into pursuant to this Agreement; and

(b)	the negotiations relating to this Agreement (and any such other agreements).

6.2	Clause 6.1 shall not apply in respect of any information which:

(a)	is now or shall hereafter come into the public domain (otherwise than as a consequence of any unauthorised disclosure by the relevant Party or any of its Authorised Persons);

(b)	was lawfully in the possession of the relevant Party receiving the same prior to disclosure to the relevant Party in connection with this Agreement;

(c)	was lawfully furnished to the relevant Party receiving the same by a third party;

(d)	is required to be disclosed by law or regulations or by a court of competent jurisdiction or by any governmental or regulatory authority or the rules of any relevant securities exchange(s) applicable to itself or (in the case of a Party which is a corporation) its parent company or pursuant to any litigation. In this regard, the Parties hereby acknowledge, agree and authorise the disclosure of this Agreement and its contents by the Purchaser or its group company to any relevant stock exchange or regulatory body and accordingly, acknowledge, agree and authorise the disclosure of this Agreement and its contents to the public domain in connection therewith; or

(e)	is disclosed to professional advisers of the disclosing Party on terms that such professional advisers accept such information under a duty of confidentiality.

7.	MISCELLANEOUS

7.1	This Agreement embodies all the terms and conditions agreed upon between the Parties as to the subject matter of this Agreement and supersedes and cancels in all respects all previous agreements and undertakings, representations, warranties, assurances, and arrangements of any nature, if any, between the Parties with respect to the subject matter hereof, whether such be written or oral.

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7.2	Any liability to any Party under this Agreement may in whole or in part be released, compounded or compromised, or time or indulgence given, by such Party in its absolute discretion without in any way prejudicing or affecting its rights against the other Party in respect of the same.

7.3	The failure by any Party to exercise any right (including the right of rescission) or to require performance by the other Party or to claim a breach of any term of this Agreement shall not be deemed to be a waiver of such or any other rights or remedies available to it. Completion shall not constitute a waiver by the Purchaser or the Vendor (as the case may be) of their rights in relation to any breach of any provision of this Agreement whether or not known to it at the Completion Date. No failure on the part of any Party to exercise and no delay on the part of any Party in exercising any right hereunder will operate as a release or waiver thereof, nor will any single or partial exercise of any right under this Agreement preclude any other or further exercise of it or any other right or remedy.

7.4	All provisions of this Agreement, in so far as the same shall not have been performed at Completion, shall remain in full force and effect notwithstanding Completion. This Clause and all the Surviving Provisions shall remain binding on the Parties notwithstanding Completion and/or any. rescission or termination of this Agreement by any Party and any rights or obligations of the Parties in respect of any breach of this Agreement accruing prior to, on or as a result of such termination or rescission shall continue to subsist notwithstanding such termination or rescission.

7.5	Neither party shall (nor shall it purport to) assign, transfer, charge or otherwise deal with all or any of its rights under this Agreement nor grant, declare, create or dispose of any right or interest in it without the prior written consent of the other Party.

7.6	At any time after the date of this Agreement, each Party shall, and shall use its best endeavours to procure that any necessary third party shall, execute such documents and do such acts and things as the other Party may reasonably require for the purpose of giving to such other Party the full benefit of all the provisions of this Agreement.

7.7	The Purchaser shall bear all stamp duty payable in connection with the transfer of the Sale Shares. Save as otherwise provided herein, each Party shall bear and be responsible for its professional and other costs and expenses incurred in the preparation, negotiation and execution of this Agreement and all other documents in connection with this Agreement, including all other professional and other costs and expenses incurred in relation to the performance of its obligations under this Agreement.

7.8	If any provision of this Agreement is held to be illegal, invalid or unenforceable in whole or in part in any jurisdiction, this Agreement shall, as to such jurisdiction, continue to be valid as to its other provisions and the remainder of the affected provision, and the legality, validity and enforceability of such provision in any other jurisdiction shall be unaffected.

7.9	Any time, date or period mentioned in any provision of this Agreement may be extended by mutual agreement between the Parties in accordance with this Agreement or by agreement in writing but as regards any time, date or period originally fixed or any time, date or period so extended as aforesaid time shall be of the essence.

7.10	All notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by prepaid registered post with recorded delivery, or by electronic mail transmission addressed to the intended recipient thereof at its address or at its email address, and marked for the attention of such person (if any), designated by it to the other Party for the purposes of this Agreement or to such other address or email address, and marked for the attention of such person, as a Party may from time to time duly notify the other in writing.

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(a)	The. addresses and email addresses of the Parties for the purpose of this Agreement are specified below:

Vendor

Address	:	435 Orchard Road, #21-05 Wisma Atria, Singapore 238877
Attention	:	Sui Diong Hoe
Email Address	:	david.sui@lychealth.com
Telephone	:	603-7733 9222

Purchasers

LYC Malaysia

Address	:	12th Floor, Menara Symphony, No. 5, Jalan Prof. Khoo Kay Kim, Seksyen 13, 46200 Petaling Jaya, Selangor
Attention	:	Sui Diong Hoe
Email Address	:	david.sui@lychealth.com
Telephone	:	603-7733 9222

KIB

Address	:	Level 14, Kenanga Tower 237, Jalan Tun Razak 50400 Kuala Lumpur, Malaysia
Attention	:	[●]
Email Address	:	[●]
Telephone	:	603 2172 3000

Chan Ying Ho

Address	:	38 Crowhurst Drive, Serangoon Garden Estate, Singapore 557917
Attention	:	Chan Ying Ho
Email Address	:	drhenry@hcortho.sg
Telephone	:	65-8126-3647

Ting Choon Meng

Address	:	83A Namly Drive, Singapore 267486
Attention	:	Ting Choon Meng
Email Address	:	tingcm1@gmail.com
Telephone	:	65-8811-6678

(b)	Any notice, demand or communication so served by hand, email or post shall be deemed to have been duly given:

(i)	in the case of delivery by hand, when delivered;

(ii)	in the case of email, at the time of transmission;

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(iii)	in the case of post, on the second Business Day after the date of posting (if sent by local mail) and on the seventh Business Day after the date of posting (if sent by air mail), provided that in each case where delivery by hand occurs after 6pm on a Business Day or on a day which is not a Business Day, service shall be deemed to occur at 9am on the next following Business Day.

References to time in this clause are to local time in the country of the addressee.

7.11	This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original. All counterparts together will be taken to constitute one instrument. Any Party may enter into this Agreement by signing any such counterpart (which may include counterparts delivered by facsimile and/or electronic transmission, with originals to follow) and each counterpart shall be as valid and effectual as if executed as an original.

7.12	A person who is not a party to this Agreement shall have no rights under the Contracts (Rights of Third Parties) Act 2001 of Singapore to enforce any of its terms.

7.13	This Agreement shall be governed by, and construed in accordance with, the laws of Singapore.

7.14	Each Party agrees that any dispute arising out of or in connection with this Agreement or any document or transaction in connection with this Agreement (including any dispute or claim relating to any non-contractual obligations arising out of or in connection with this Agreement) shall be referred to and finally resolved by arbitration in Singapore to the exclusion of the ordinary courts, in accordance with the Arbitration Rules of the Singapore International Arbitration Centre (“SIAC”) for the time being in force which rules are deemed to be incorporated by reference in this Clause. The place of arbitration shall be in Singapore and the language of the arbitration shall be English. The arbitration tribunal shall consist of one arbitrator to be appointed by the President of the Court of Arbitration for the time being of the SIAC. The arbitral award made and granted by the arbitrators shall be final, binding and incontestable, may be enforced by the Parties against the assets of the other Party wherever those assets are located or may be found and may be used as a basis for judgement thereon in Singapore or elsewhere.

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SCHEDULE 1

PART A - PARTICULARS OF SALE SHARES

1.	HC Orthopaedic Surgery Pte. Ltd.

S/N	Name of Purchaser	Number of Sale Shares to be purchased from the Vendor	Consideration for the respective Sale Shares for purchased from the Vendor
1.	LYC Malaysia	64,500 ordinary shares	S$3,225.00
2.	KIB	21,500 ordinary shares	S$1,075.00
3.	Chan Ying Ho	8,620 ordinary shares	S$431.00
4.	Ting Choon Meng	5,380 ordinary shares	S$269.00
Total		100,000 ordinary shares	S$5,000.00

2.	T & T Medical Group Pte Ltd

S/N	Name of Purchaser	Number of Sale Shares to be purchased from the Vendor	Consideration for the respective Sale Shares for purchased from the Vendor
1.	LYC Malaysia	645 ordinary shares	S$3,225.00
2.	KIB	215 ordinary shares	S$1,075.00
3.	Chan Ying Ho	86 ordinary shares	S$431.00
4.	Ting Choon Meng	54 ordinary shares	S$269.00
Total		1,000 ordinary shares	S$5,000.00

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PART B - PARTICULARS OF TARGET COMPANIES

1.	HC Orthopaedic Surgery Pte. Ltd.

(1)	Registered Office	:	3 Mount Elizabeth, #15-14 Mount Elizabeth Hospital, Singapore 228510

(2)	Date of Incorporation	:	8 September 2017

(3)	Place of Incorporation	:	Singapore

(4)	Type of company	:	Private Company Limited by Shares

(5)	Issued and Fully Paid-up Share Capital	:	SS100,000 comprising 100,000 ordinary shares

(6)	Registered Shareholder(s) and Number of Shares (Percentage shareholding)	:

LYC Medicare Sdn Bhd - 64,500 ordinary shares (64.50%)

Kenanga Investors Berhad - 21,500 ordinary shares (21.50%)

Chan Ying Ho - 8,620 ordinary shares (8.62%)

Ting Choon Meng - 5,380 ordinary shares (5.38%)

(7)	Directors	:	(i) Chan Ying Ho (ii) Sui Diong Hoe

(8)	Secretary	:	Lai Chwen Woei

(9)	Financial Year End	:	31 March

2.	T & T Medical Group Pte Ltd

(1)	Registered Office	:	181 Kitchener Road, #01-14,Parkroyal on Kitchener Road, Singapore 208533

(2)	Date of Incorporation	:	12 April 1989

(3)	Place of Incorporation	:	Singapore

(4)	Type of company	:	Private Company Limited by Shares

(5)	Issued and Fully Paid-up Share Capital	:	S$1,000 comprising 1,000 ordinary shares

(6)	Registered Shareholder(s) and Number of Shares (Percentage shareholding)	:	LYC Medicare Sdn Bhd - 645 ordinary shares (64.5%) Kenanga Investors Berhad - 215 ordinary shares (21.5%) Chan Ying Ho - 86 ordinary shares (8.6%) Ting Choon Meng - 54 ordinary shares (5.4%)

(7)	Directors	:	(i) Ting Choon Meng
(ii)Chan Ying Ho (iii) Siu Diong Hoe

(8)	Secretary	:	Lai Chwen Woei

(9)	Financial Year End	:	31 March

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SCHEDULE 2

COMPLETION OBLIGATIONS

1.	Vendor’s Obligations on Completion

1.1	On or before Completion, the Vendor shall deliver to the Purchasers in respect of the Sale Shares held by the Vendor in each of the Target Companies:

(a)	duly executed instrument of transfers in respect of such number of T&T Sale Shares and HCOS Sale Shares to be transferred to the relevant Purchaser in favour of such Purchaser, together with the original share certificate(s) in respect of the relevant Sale Shares;

(b)	a certified true copy of the written resolutions of the directors and shareholders of the Vendor approving the disposal of all the Sale Shares held by it;

(c)	a certified true copy of the written resolutions of the directors of LYC Healthcare Berhad (Registration No. 200401009170 (647673-A)) approving the disposal of all the Sale Shares; and

(d)	a certified true copy of the written resolutions of the directors of each Target Company:

(i)	approving the transfer of the T&T Sale Shares or the HCOS Sale Shares (as the case may be) from the Vendor to the Purchasers, the cancellation of the existing share certificate(s) and issue of the new share certificates in respect of the T&T Sale Shares or the HCOS Sale Shares (as the case may be) in favour of the Purchasers; and

(ii)	approving the entry into the register of members of such Target Company the names of the Purchasers as the holders of the releavnt number of T&T Sale Shares or the HCOS Sale Shares (as the case may be) (subject to the stamping of the instrument of transfer).

2.	Purchasers’ Obligations on Completion

2.1	On Completion, each of the Purchasers shall:

(a)	pay the proportion of the Consideration as set out against his/its name in Part A of Schedule 1 to the Vendor;

(b)	(in respect of LYC Malysia and KIB only) deliver to the Vendor a certified true copy of the written resolutions of the board of directors of LYC Malaysia or KIB (as the case may be) approving its acquisition of the relevant Sale Shares; and

(c)	(in respect of LYC Malaysia only) a certified true copy of the written resolutions of the directors of LYC Healthcare Berhad (Registration No. 200401009170 (647673-A)) approving its acquisition of the relevant Sale Shares.

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IN WITNESS WHEREOF this Agreement has been entered into on the date stated at the beginning.

VENDOR

SIGNED by	)
)
)
for and on behalf of	)
LYC MEDICARE SINGAPORE LIMITED	)
in the presence of:	)

/s/ Yeoh You Jie
Witness’s signature
Name:	Yeoh You Jie
Address:	435 Orchard Road
#21-05 Wisma Atria
Singapore 238877

16

PURCHASERS

SIGNED by	)
)
)
for and on behalf of	)
LYC MEDICARE SDN BHD	)
in the presence of:	)

Witness’s signature

Name:
Address:

SIGNED by	)
)
)
for and on behalf of	)
MAYBANK NOMINEE (TEMPATAN) SDN	)
BHD) FOR KENANGA INVESTORS BHD	)
(CLIENTS’) ACCOUNT	)
in the presence of:	)

/s/ Magine Lim
Witness’s signature
Name:	Magine Lim
Address:

17

SIGNED by	)
CHAN YING HO	)
in the presence of:	)

/s/ Yeoh You Jie
Witness’s signature
Name:	Yeoh You Jie
Address:	435 Orchard Road
#21-05 Wisma Atria Singapore 238877

SIGNED by	)
TING CHOON MENG	)
in the presence of:	)

/s/ TAN LEE FANG
Witness’s signature
Name:	TAN LEE FANG
Address:	435 Orchard Road
#21-05 Wisma Atria Singapore 238877

18

SHARE SWAP AGREEMENT

AMONG

LYC MEDICARE SDN BHD

AND

MAYBANK NOMINEE (TEMPATAN) SDN BHD) FOR KENANGA INVESTORS BHD (CLIENTS’) ACCOUNT

AND

CHAN YING HO

AND

TING CHOON MENG

AND

LYC HEALTHCARE (CAYMAN) LTD

DATED THE        DAY OF

SHARE SWAP AGREEMENT

THIS AGREEMENT is made on the      day of      202

BETWEEN:

(1)	LYC Medicare Sdn Bhd (Company Registration No. 680188-M), a private company limited by shares incorporated under the laws of Malaysia, with its registered office at 12th Floor, Menara Symphony, No. 5, Jalan Prof. Khoo Kay Kim, Seksyen 13, 46200 Petaling Jaya, Selangor (“LYC Malaysia”);

(2)	Maybank Nominee (Tempatan) Sdn Bhd) for Kenanga Investors Bhd (Clients’) Account (Company registration number T15UF6347H), a company incorporated in Malaysia and having its office address at Level 14, Kenanga Tower 237, Jalan Tun Razak 50400, Kuala Lumpur Malaysia (in its capacity as bare trustee for Kenanga Investors Bhd) (“KIB”);

(3)	Chan Ying Ho (Singapore NRIC No. S7971788F), an individual residing at 38 Crowhurst Drive, Serangoon Garden Estate, Singapore 557917 (“Chan Ying Ho”);

(4)	Ting Choon Meng (Singapore NRIC No. S1345465E), an individual residing at 83A Namly Drive, Singapore 267486 (“Ting Choon Meng”, together with LYC Malaysia, KIB and Chan Ying Ho, the “Vendors” and each a “Vendor”); and

(5)	LYC Healthcare (Cayman) Ltd (Company Registration No. HS-414997), an exempted company incorporated under the laws of the Cayman Islands, with its registered office at 4th Floor, Harbour Place, 103 South Church Street, Grand Cayman, PO Box 10240, KY1-1002, Cayman Islands (“LYC Cayman” or “Purchaser”),

(collectively, the “Parties” and each, a “Party”).

WHEREAS

(A)	The Vendors are the registered shareholders, free from all Encumbrances, of all the issued and paid-up share capital of each of the Target Companies (as defined below) as at the date of this Agreement.

(B)	The Vendors have agreed to sell, and the Purchaser has agreed to purchase, the Vendors’ entire shareholding interests in each of the Target Companies, representing 100% of the entire issued share capital of each of the Target Companies, upon the terms and subject to the conditions set out in this Agreement.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

In this Agreement, unless the context otherwise requires:

“Agreement” means this Agreement as it may be amended, modified or supplemented from time to time by the Parties in writing.

“Companies Act” means the Companies Act 1967 of Singapore.

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“Completion” means the completion of the sale and purchase of the Sale Shares by performance by the Parties of the obligations assumed by them, respectively, under Clause 4.

“Completion Date” has the meaning ascribed to it in Clause 4.1.

“Consideration” has the meaning ascribed to it in Clause 2.3.

“Encumbrances” means any pledge, assignment, interest, claim, charge, mortgage, lien, option, equity, power of sale, hypothecation, retention of title, right of pre-emption, right of first refusal or other third party right or security interest of any kind.

“HCOS Sale Shares” means 100,000 issued and paid-up ordinary shares, representing 100% of the issued share capital of HC Orthopaedic Surgery Pte. Ltd. as at the date hereof and at Completion, details of which are set out in Part A of Schedule 1.

“Purchaser Consideration Shares” means the Class A ordinary shares of par value US$ 0.0005 each and Class B ordinary shares of par value US$ 0.0005 each of the Purchaser to be issued and allotted and credited as fully paid-up to the Vendors or their respective nominees pursuant to Clause 2.3.

“Sale Shares” means the HCOS Sale Shares and the T&T Sale Shares.

“Surviving Provisions” means Clause 6.

“Target Companies” means T&T Medical Group Pte Ltd (Company No. 198901436H) and HC Orthopaedic Surgery Pte. Ltd. (Company Registration Number: 201725626E), details of which are set out in Part B of Schedule 1, and “Target Company” shall mean either one of them.

“T&T Sale Shares” means 1,000 issued and paid-up ordinary shares, representing 100% of the issued share capital of T & T Medical Group Pte Ltd as at the date hereof and at Completion, details of which are set out in Part A of Schedule 1.

“Singapore dollars” or “S$” or “$” means the lawful currency for the time being of Singapore.

1.2	Miscellaneous

In this Agreement, unless the context otherwise requires:

(a)	words importing the singular include the plural and vice versa, words importing any gender include every gender and references to time shall mean Singapore time;

(b)	references to a “person” include any company, limited liability partnership, partnership, business trust or unincorporated association (whether or not having separate legal personality) and references to a “company” include any company, corporation or other body corporate, wherever and however incorporated or established;

(c)	the words “subsidiary” and “related corporation” shall have the meanings ascribed to them in Sections 5 and 6 respectively of the Companies Act;

(d)	references to clauses and schedules are to the clauses and schedules of this agreement; references to paragraphs are to paragraphs of the relevant schedule;

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(e)	any reference in this Agreement to a statute or statutory provision shall include that statute or provision and any regulations made in pursuance thereof as from time to time modified, supplemented, consolidated or re-enacted, whether before or after the date of this Agreement, so far as such modification, supplementation, consolidation or re-enactment applies or is capable of applying to any transactions entered into after the date hereof and (so far as liability thereunder may exist or can arise) shall include also any past statute or statutory provision or regulation (as from time to time modified or re-enacted) which such provision or regulation has directly or indirectly replaced. References to sections of consolidating legislation shall wherever necessary or appropriate in the context be construed as including references to the sections of the previous legislation from which the consolidating legislation has been prepared;

(f)	if a period of time is specified as being from a given day or from the date of an act or event, it shall be calculated exclusive of that day and inclusive of the relevant last day of such period of time;

(g)	references to time are reference to time in Singapore;

(h)	any reference to “procure” shall mean an absolute obligation (and not a reasonable obligation) to cause or bring about;

(i)	references to this agreement include this agreement as amended or varied in accordance with its terms;

(j)	documents in agreed form are documents in the form agreed by the parties or on their behalf and initialled by them or on their behalf for identification;

(k)	clause headings are for convenience of reference only and shall not affect the interpretation of this Agreement;

(l)	the words “written” and “in writing” include any means of visible reproduction; and

(m)	unless otherwise specified, all warranties, representations, covenants, agreements and obligations given or entered into by each of the Vendors are given or entered into severally and not jointly and severally.

2.	SALE AND PURCHASE

2.1	The Vendors shall, in accordance with the terms and conditions of this Agreement, on Completion sell to the Purchaser, and the Purchaser shall purchase, the legal and beneficial title to the Sale Shares, free from all Encumbrances and with the benefit of all rights, benefits and entitlements attaching thereto as at the Completion Date and thereafter. The Purchaser shall nominate its wholly-owned subsidiary, LYC Medicare International Pte. Ltd. (UEN: 202433056R) as the transferee of the Sale Shares.

2.2	The sale and purchase of the Sale Shares of the Target Companies shall be completed simultaneously and none of the Parties hereto shall be obliged to complete the sale or purchase of only part of the Sale Shares unless the sale and purchase of all the Sale Shares (but not part thereof) are completed simultaneously.

2.3	The aggregate consideration for the transfer of the Sale Shares from the Vendors to the Purchaser shall be S$31,282,001.00 (“Consideration”), being the sum of the consideration for the HCOS Sale Shares and T&T Sale Shares as set out in Part A of Schedule 1 hereto, which shall be satisfied by the issuance of an aggregate of 22,582,000 Class A shares and 5,418,000 Class B shares in LYC Healthcare (Cayman) Limited as Purchaser Consideration Shares being the sum of the Purchaser Consideration Shares to be issued by the Purchaser to the Vendors in satisfaction of the proportion of the Consideration payable to each such Vendor as set out in Part A of Schedule 1 hereto.

5

2.4	The parties agree that such issuance of 22,582,000 Class A shares and 5,418,000 Class B shares in LYC Healthcare (Cayman) Limited as Purchaser Consideration Shares by the Purchaser to the Vendors shall constitute a full and final discharge of the Purchaser’s obligation to pay the Consideration in respect of the Sale Shares, and that no share certificates will be required to be issued by the Purchaser to the Vendors.

3.	CONDITIONS PRECEDENT

3.1	Completion shall be conditional upon the following occurring on or before the Completion Date:

(a)	all necessary governmental, regulatory and third party consents, approvals and waivers, including by banks, financial institutions and/or creditors of the Target Company, where required for the transactions contemplated hereunder, having been obtained, and such consents, approvals and waivers not having been amended or revoked before the Completion Date, and if any such consents, approvals or waivers are subject to conditions, such conditions being reasonably acceptable to the Parties; and

(b)	there being no breach of any warranty under this Agreement.

3.2	If any of the conditions set out in Clause 3.1 is not fulfilled on or before the Completion Date and such non-fulfilment is not waived by all of the Parties (as the case may be), this Agreement shall ipso facto cease and determine and in that event, the Parties shall be released and discharged from their respective obligations under this Agreement, and no Party shall have any claim against any other Party(ies) under this Agreement, save in respect of any antecedent breach of this Agreement. Each Party undertakes to use its best endeavours to ensure the satisfaction of the conditions set out in Clause 3.1.

4.	COMPLETION

4.1	Date

Subject to the terms and conditions set out in this Agreement, Completion shall take place on the date falling two (2) Business Days after the last of the Conditions Precedents have been satisfied or waived in accordance with Clause 3, or such other date as may be agreed in writing between the parties (“Completion Date”).

4.2	Obligations on Completion

On Completion, each of the Parties shall procure that their respective obligations specified in Schedule 2 are fulfilled.

5.	WARRANTIES

5.1	Each Party represents and warrants to, and for the benefit of, the other Party as follows:

(a)	(if a person) he has not been declared (by any appropriate court or other authority) to be incompetent or of an unsound mind, and is of sound mind;

6

(b)	(if a person) he is able to pay his or her debts when due and has not been declared (by any appropriate court or other authority) to be bankrupt and has not entered into any arrangement or compromise with any creditors;

(c)	he/it has the capacity to enter into, perform and deliver this Agreement and has taken all necessary action (including the obtaining of any necessary Approvals, if any) to authorise his/its entry into, performance and delivery of the this Agreement;

(d)	he/it has full power and authority to enter into, exercise his/its rights and perform and comply with his/its obligations under this Agreement;

(e)	upon execution of this Agreement, his/its obligations hereunder shall be legally valid, binding and enforceable on and against him/it in accordance with the terms hereof;

(f)	his/its entry into, exercise of his/its rights and/or performance of or compliance with his/its obligations under this Agreement do not and will not violate or exceed any power or restriction granted or imposed by (i) any law, regulation, authorisation, directive or order (whether or not having the force of law) to which he/it is subject; (ii) (in the case of the Purchaser only) its constitutive documents or (iii) any agreement or arrangement to which he/it is a party or which is binding on him/it or his/its assets;

(g)	no litigation, arbitration or administrative proceeding is currently pending or so far as he/it is aware, threatened to restrain his/its entry into, exercise of his/its rights under or performance or enforcement of or compliance with his/its obligations under this Agreement;

(h)	no resolution has been passed or order made against him/it for liquidation or bankruptcy (as the case may be) or for the appointment of a receiver, trustee or similar officer of his/its assets;

(i)	(in the case of the Vendors only):

(i)	he/it is the legal owner of all the Sale Shares free from all Encumbrances and he/it shall on Completion transfer the Sale Shares to the Purchaser free from all Encumbrances;

(ii)	each Target Company is a company duly incorporated and validly existing under the law of Signapore and has all the requisite corporate power and authority necessary to carry on its business as it is now being conducted;

(iii)	the shares of each Target Company have been properly and validly allotted and issued and are each fully paid;

(iv)	no person has the right (whether exercisable now or in the future and whether contingent or not) to call for the allotment, conversion, issue, sale or transfer of any share or loan capital or any other security giving rise to a right over the capital of each Target Company under any option or other agreement;

(v)	the particulars contained in Part B of Schedule 1 are true, accurate and not misleading and no information, the omission of which would make the particulars in Part B of Schedule 1 misleading and incorrect in any material respect;

7

(vi)	all governmental approvals which were necessary in connection with the incorporation of each Target Company and the allotment or transfer of shares in each Target Company to the present and former holders thereof were duly obtained;

(vii)	all licences, consents, permits, certificates, approvals, registrations and authorities necessary for the carrying on of the businesses of the each of the Target Companies (the “Licences”) have been obtained by the relevant Target Company. Each of the Licences is in full force and effect, and has been and is being complied with. None of the Vendors or the relevant Target Company is aware of any fact or circumstances which would prejudice the continuance or renewal of any such Licences;

(viii)	there is no investigation, enquiry or proceeding, outstanding or anticipated, which is likely to result in the suspension, cancellation, modification (such modification being materially detrimental to the interests of each of the Target Companies) or revocation of any Licence;

(ix)	each Target Company has carried on and is carrying on its business and operations in compliance with applicable laws, bye-laws and regulations in all respects and there is no investigation, disciplinary proceeding or enquiry by, or order, decree, decision or judgment of, any court, tribunal, arbitrator, governmental agency or regulatory body having jurisdiction over any of the Target Companies that is outstanding or, to the knowledge of each of the Vendor, anticipated against any of the Target Companies or any person for whose acts or defaults such Target Company(ies) may be vicariously liable, and there have been no material breaches by any of the Target Companies of applicable laws, regulations and by-laws in Singapore;

(x)	each Target Company is not involved as claimant or defendant in any legal action, proceeding, suit, litigation, prosecution, investigation, mediation or arbitration (other than frivolous or vexatious claims or as claimant in the collection of debts arising in the ordinary course of its business) and there is no legal action, proceeding, suit, litigation, prosecution, investigation, mediation or arbitration of material importance pending against each Target Company;

(xi)	no order has been made, petition presented, resolution passed or meeting convened for the winding up (or other process whereby the business is terminated and the assets of the company concerned are distributed among the creditors and/or shareholders or other contributories) of each Target Company;

(xii)	no petition has been presented or other proceedings commenced for an administration or judicial management order to be made (or any other order to be made by which during the period it is in force, the affairs, business and assets of the company concerned are managed by a person appointed for the purpose by a court, governmental agency or similar body) in relation to each Target Company, nor has any such order been made;

8

(xiii)	no approvals and consents (including with limitation any governmental, regulatory, third party, corporate and/or internal approvals and consent) are required to be obtained for the transactions contemplated under this Agreement, or if applicable, if such approvals and consents are required to be obtained and have been granted subject to conditions, such conditions being fulfilled on or satisfied before Completion, and such approvals and consents remaining in full force and effect;

(xiv)	no transactions contemplated under this Agreement are being prohibited by any statute, order, rule, regulation or directive promulgated or issued after the date of this Agreement by any legislative, executive or regulatory body or authority of Singapore which is applicable to any Party; and

(xv)	no receiver (including an administrative receiver), liquidator, judicial manager, trustee, administrator, custodian or similar official has been appointed in any jurisdiction in respect of the whole or any part of the business or assets of each Target Company; and

(xvi)	(in the case of the Purchaser only) the Purchaser Consideration Shares shall, on allotment and issue, be validly issued and fully paid, free from all Encumbrances and shall rank pari passu with other existing shares of the Purchaser; and

(j)	(in the case of the Purchaser only) the Purchaser Consideration Shares shall, on allotment and issue, be validly issued and fully paid, free from all Encumbrances and shall rank pari passu with other existing shares of the Purchaser.

5.2	No Warranty

Each Party hereby acknowledges, agrees and confirms that save for the representations and warranties made by the other Party contained in Clause 5.1, the other Parties make no other representations and warranties.

6.	CONFIDENTIALITY

6.1	Confidential Information to be Kept Confidential

Subject always to Clause 6.2, each Party agrees that it shall and shall procure that its advisers and other authorised persons (“Authorised Persons”) shall treat as strictly confidential and not disclose or use any information received or obtained as a result of entering into this Agreement (or any agreement entered into pursuant to this Agreement) which relates to:

(a)	the existence of and the provisions of this Agreement and of any agreement entered into pursuant to this Agreement; and

(b)	the negotiations relating to this Agreement (and any such other agreements).

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6.2	Clause 6.1 shall not apply in respect of any information which:

(a)	is now or shall hereafter come into the public domain (otherwise than as a consequence of any unauthorised disclosure by the relevant Party or any of its Authorised Persons);

(b)	was lawfully in the possession of the relevant Party receiving the same prior to disclosure to the relevant Party in connection with this Agreement;

(c)	was lawfully furnished to the relevant Party receiving the same by a third party;

(d)	is required to be disclosed by law or regulations or by a court of competent jurisdiction or by any governmental or regulatory authority or the rules of any relevant securities exchange(s) applicable to itself or (in the case of a Party which is a corporation) its parent company or pursuant to any litigation. In this regard, the Parties hereby acknowledge, agree and authorise the disclosure of this Agreement and its contents by the Purchaser or its group company to any relevant stock exchange or regulatory body and accordingly, acknowledge, agree and authorise the disclosure of this Agreement and its contents to the public domain in connection therewith; or

(e)	is disclosed to professional advisers of the disclosing Party on terms that such professional advisers accept such information under a duty of confidentiality.

7.	MISCELLANEOUS

7.1	This Agreement embodies all the terms and conditions agreed upon between the Parties as to the subject matter of this Agreement and supersedes and cancels in all respects all previous agreements and undertakings, representations, warranties, assurances, and arrangements of any nature, if any, between the Parties with respect to the subject matter hereof, whether such be written or oral.

7.2	Any liability to any Party under this Agreement may in whole or in part be released, compounded or compromised, or time or indulgence given, by such Party in its absolute discretion without in any way prejudicing or affecting its rights against the other Party in respect of the same.

7.3	The failure by any Party to exercise any right (including the right of rescission) or to require performance by the other Party or to claim a breach of any term of this Agreement shall not be deemed to be a waiver of such or any other rights or remedies available to it. Completion shall not constitute a waiver by the Purchaser or the Vendor (as the case may be) of their rights in relation to any breach of any provision of this Agreement whether or not known to it at the Completion Date. No failure on the part of any Party to exercise and no delay on the part of any Party in exercising any right hereunder will operate as a release or waiver thereof, nor will any single or partial exercise of any right under this Agreement preclude any other or further exercise of it or any other right or remedy.

7.4	All provisions of this Agreement, in so far as the same shall not have been performed at Completion, shall remain in full force and effect notwithstanding Completion. This Clause and all the Surviving Provisions shall remain binding on the Parties notwithstanding Completion and/or any rescission or termination of this Agreement by any Party and any rights or obligations of the Parties in respect of any breach of this Agreement accruing prior to, on or as a result of such termination or rescission shall continue to subsist notwithstanding such termination or rescission.

7.5	Neither party shall (nor shall it purport to) assign, transfer, charge or otherwise deal with all or any of its rights under this Agreement nor grant, declare, create or dispose of any right or interest in it without the prior written consent of the other Party.

7.6	At any time after the date of this Agreement, each Party shall, and shall use its best endeavours to procure that any necessary third party shall, execute such documents and do such acts and things as the other Party may reasonably require for the purpose of giving to such other Party the full benefit of all the provisions of this Agreement.

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7.7	The Purchaser shall bear all stamp duty payable in connection with the transfer of the Sale Shares. Save as otherwise provided herein, each Party shall bear and be responsible for its professional and other costs and expenses incurred in the preparation, negotiation and execution of this Agreement and all other documents in connection with this Agreement, including all other professional and other costs and expenses incurred in relation to the performance of its obligations under this Agreement.

7.8	If any provision of this Agreement is held to be illegal, invalid or unenforceable in whole or in part in any jurisdiction, this Agreement shall, as to such jurisdiction, continue to be valid as to its other provisions and the remainder of the affected provision, and the legality, validity and enforceability of such provision in any other jurisdiction shall be unaffected.

7.9	Any time, date or period mentioned in any provision of this Agreement may be extended by mutual agreement between the Parties in accordance with this Agreement or by agreement in writing but as regards any time, date or period originally fixed or any time, date or period so extended as aforesaid time shall be of the essence.

7.10	All notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by prepaid registered post with recorded delivery, or by electronic mail transmission addressed to the intended recipient thereof at its address or at its email address, and marked for the attention of such person (if any), designated by it to the other Party for the purposes of this Agreement or to such other address or email address, and marked for the attention of such person, as a Party may from time to time duly notify the other in writing.

(a)	The addresses and email addresses of the Parties for the purpose of this Agreement are specified below:

Vendors

LYC Malaysia

Address	:

12th Floor, Menara Symphony, No. 5, Jalan Prof. Khoo Kay Kim, Seksyen 13, 46200 Petaling Jaya, Selangor

2nd and 3rd Floor, Podium Block, Plaza Vads, No.1, Jalan Tun Mohd Fuad, Taman Tun Ismail, 60000 Kuala Lumpur

Attention	:	Sui Diong Hoe
Email Address	:	david.sui@lychealth.com
Telephone	:	603-7733 9222

KIB

Address	:	Level 14, Kenanga Tower 237, Jalan Tun Razak 50400 Kuala Lumpur, Malaysia
Attention	:
Email Address	:
Telephone	:	603 2172 3000

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Chan Ying Ho

Address	:	38 Crowhurst Drive, Serangoon Garden Estate, Singapore 557917
Attention	:	Chan Ying Ho
Email Address	:	drhenry@hcortho.sg
Telephone	:	65-8126-3647

Ting Choon Meng

Address	:	83A Namly Drive Singapore 267486
Attention	:	Ting Choon Meng
Email Address	:	tingcm1@gmail.com
Telephone	:	65-8811-6678

Purchaser

Address	:	12th Floor, Menara Symphony, No. 5, Jalan Prof. Khoo Kay Kim, Seksyen 13, 46200 Petaling Jaya, Selangor
Attention	:	Sui Diong Hoe
Email Address	:	david.sui@lychealth.com
Telephone	:	603-7733 9222

(b)	Any notice, demand or communication so served by hand, email or post shall be deemed to have been duly given:

(i)	in the case of delivery by hand, when delivered;

(ii)	in the case of email, at the time of transmission;

(iii)	in the case of post, on the second Business Day after the date of posting (if sent by local mail) and on the seventh Business Day after the date of posting (if sent by air mail),

provided that in each case where delivery by hand occurs after 6pm on a Business Day or on a day which is not a Business Day, service shall be deemed to occur at 9am on the next following Business Day.

References to time in this clause are to local time in the country of the addressee.

7.11	This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original. All counterparts together will be taken to constitute one instrument. Any Party may enter into this Agreement by signing any such counterpart (which may include counterparts delivered by facsimile and/or electronic transmission, with originals to follow) and each counterpart shall be as valid and effectual as if executed as an original.

7.12	A person who is not a party to this Agreement shall have no rights under the Contracts (Rights of Third Parties) Act 2001 of Singapore to enforce any of its terms.

7.13	This Agreement shall be governed by, and construed in accordance with, the laws of Singapore.

7.14	Each Party agrees that any dispute arising out of or in connection with this Agreement or any document or transaction in connection with this Agreement (including any dispute or claim relating to any non-contractual obligations arising out of or in connection with this Agreement) shall be referred to and finally resolved by arbitration in Singapore to the exclusion of the ordinary courts, in accordance with the Arbitration Rules of the Singapore International Arbitration Centre (“SIAC”) for the time being in force which rules are deemed to be incorporated by reference in this Clause. The place of arbitration shall be in Singapore and the language of the arbitration shall be English. The arbitration tribunal shall consist of one arbitrator to be appointed by the President of the Court of Arbitration for the time being of the SIAC. The arbitral award made and granted by the arbitrators shall be final, binding and incontestable, may be enforced by the Parties against the assets of the other Party wherever those assets are located or may be found and may be used as a basis for judgement thereon in Singapore or elsewhere.

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SCHEDULE 1

PART A - PARTICULARS OF SALE SHARES

HC Orthopaedic Surgery Pte. Ltd.

S/N	Name of Vendor	Number of Sale Shares to be purchased from the Vendor	Consideration for the respective Sale Shares for purchased from the Vendor	Number and class of Purchaser Consideration Shares to be Issued in Satisfaction of the Consideration
1.	LYC Malaysia	64,500 ordinary shares	S$10,383,855.00	6,506,091 Class A ordinary shares and 2,788,325 Class B ordinary shares
2.	KIB	21,500 ordinary shares	S$3,461,285.00	3,098,139 Class A ordinary shares
3.	Chan Ying Ho	8,620 ordinary shares	S$1,387,733.80	1,242,138 Class A ordinary shares
4.	Ting Choon Meng	5,380 ordinary shares	S$866,126.20	775,255 Class A ordinary shares
Total		100,000 ordinary shares	S$16,099,000.00	11,621,623 Class A ordinary shares and 2,788,325 Class B ordinary shares

T & T Medical Group Pte Ltd

S/N	Name of Vendor	Number of Sale Shares to be purchased from the Vendor	Consideration for the respective Sale Shares for purchased from the Vendor	Number and class of Purchaser Consideration Shares to be Issued in Satisfaction of the Consideration
1.	LYC Malaysia	645 ordinary shares	S$9,793,035.65	6,135,909 Class A ordinary shares and 2,629,675 Class B ordinary shares
2.	KIB	215 ordinary shares	S$3,264,345.20	2,921,861 Class A ordinary shares
3.	Chan Ying Ho	86 ordinary shares	S$1,308,774.70	1,171,462 Class A ordinary shares
4.	Ting Choon Meng	54 ordinary shares	S$816,845.45	731,145 Class A ordinary shares
Total		1,000 ordinary shares	S$15,183,001.00	10,960,377 Class A ordinary shares and 2,629,675 Class B ordinary shares

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PART B - PARTICULARS OF TARGET COMPANIES

1. HC Orthopaedic Surgery Pte. Ltd.

(1)	Registered Office	:	3 Mount Elizabeth, #15-14 Mount Elizabeth Hospital, Singapore 228510
(2)	Date of Incorporation	:	8 September 2017
(3)	Place of Incorporation	:	Singapore
(4)	Type of company	:	Private Company Limited by Shares
(5)	Issued and Fully Paid-up Share Capital	:	S$100,000 comprising 100,000 ordinary shares
(6)	Registered Shareholder(s) and Number of Shares (Percentage shareholding)	:

LYC Medicare Sdn Bhd - 64,500

ordinary shares (64.50%)

Maybank Nominee (Tempatan) Sdn Bhd) for Kenanga Investors Bhd (Clients’) Account - 21,500 ordinary shares (21.50%)

Chan Ying Ho - 8,620 ordinary shares (8.62%) “

Ting Choon Meng - 5,380 ordinary shares (5.38%)

(7)	Directors	:	(i) Chan Ying Ho (ii) Sui Diong Hoe
(8)	Secretary	:	Lai Chwen Woei
(9)	Financial Year End	:	31 March

2. T & T Medical Group Pte Ltd

(1)	Registered Office	:	181 Kitchener Road, #01-14, Parkroyal on Kitchener Road, Singapore 208533
(2)	Date of Incorporation	:	12 April 1989
(3)	Place of Incorporation	:	Singapore
(4)	Type of company	:	Private Company Limited by Shares
(5)	Issued and Fully Paid-up Share Capital	:	S$1,000 comprising 1,000 ordinary shares
(6)	Registered Shareholder(s) and Number of Shares (Percentage shareholding)	:

LYC Medicare Sdn Bhd - 645 ordinary shares (64.5%)

Maybank Nominee (Tempatan) Sdn Bhd) for Kenanga Investors Bhd (Clients’) Account - 215 ordinary shares (21.5%)

Chan Ying Ho - 86 ordinary shares (8.6%)

Ting Choon Meng - [54 ordinary shares (5.4%)
(7)	Directors	:	(i) Ting Choon Meng (ii) Chan Ying Ho (iii) Sui Diong Hoe
(8)	Secretary	:	Lai Chwen Woei
(9)	Financial Year End	:	31 March

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SCHEDULE 2

COMPLETION OBLIGATIONS

1. Vendors’ Obligations on Completion

1.1	On or before Completion, each of the Vendors shall deliver to the Purchaser in respect of the Sale Shares held by that Vendor in each of the Target Companies:

(a)	duly executed instrument of transfers in respect of all of the T&T Sale Shares and all of the HCOS Sale Shares held by such Vendor in favour of LYC Medicare International Pte. Ltd., together with the original share certificate(s) in respect of the relevant Sale Shares;

(b)	(in respect of LYC Malaysia and KIB only) a certified true copy of the written resolutions of the directors of LYC Malaysia and KIB approving the disposal of all the Sale Shares held by it;

(c)	(in respect of LYC Malaysia only) a certified true copy of the written resolutions of the directors of LYC Healthcare Berhad (Registration No. 200401009170 (647673-A)) approving the disposal of all the Sale Shares; and

(d)	a certified true copy of the written resolutions of the directors of each Target Company:

(i)	approving the transfer of the T&T Sale Shares or the HCOS Sale Shares (as the case may be) from the Vendors to LYC Medicare International Pte. Ltd., the cancellation of the existing share certificate(s) and issue of the new share certificate(s) in respect of the T&T Sale Shares or the HCOS Sale Shares (as the case may be) in favour of LYC Medicare International Pte. Ltd.; and

(ii)	approving the entry into the register of members of such Target Company the name of LYC Medicare International Pte. Ltd. as the holder of the T&T Sale Shares or the HCOS Sale Shares (as the case may be) (subject to the stamping of the instrument of transfer).

2. Purchaser’s Obligations on Completion

2.1 On Completion, the Purchaser shall:

(a)	allot and issue an aggregate of 22,582,000 Class A shares and 5,418,000 Class B shares in LYC Healthcare (Cayman) Limited as Purchaser Consideration Shares to the Vendors in accordance with the provisions of Clause 2.3 of the Agreement; and

(b)	deliver to the Vendors a copy of the written resolutions of the board of directors of the Purchaser approving:

(A)	the allotment and issue of an aggregate of 22,582,000 Class A shares and 5,418,000 Class B shares in LYC Healthcare (Cayman) Limited as Purchaser Consideration Shares to the Vendors credited as fully paid;

(B)	the update of the register of members of the Purchaser in respect of the allotment and issuance of an aggregate of 22,582,000 Class A shares and 5,418,000 Class B shares in LYC Healthcare (Cayman) Limited as Purchaser Consideration Shares to the Vendors; and

(C)	the making of such other entries into other corporate records of the Purchaser as may be necessary.

2.2	Within 10 business days after Completion, the Purchaser shall deliver to the Vendors a copy of the updated register of members of the Company in respect of the allotment and issuance of an aggregate of 22,582,000 Class A shares and 5,418,000 Class B shares in LYC Healthcare (Cayman) Limited as Purchaser Consideration Shares to the Vendors.

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IN WITNESS WHEREOF this Agreement has been entered into on the date stated at the beginning.

VENDORS

SIGNED by	)
) )
)
for and on behalf of	)
LYC MEDICARE SDN BHD	)
in the presence of:	)

Witness’s signature
Name:
Address:

SIGNED by	)
) )
)
for and on behalf of	)
MAYBANK NOMINEE (TEMPATAN) SDN	)
BHD) FOR KENANGA INVESTORS BHD	)
(CLIENTS’) ACCOUNT	)
in the presence of:	)

/s/ Magine Lim
Witness’s signature
Name:	Magine Lim
Address:

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SIGNED by	)
CHAN YING HO	)
in the presence of:	)

/s/ Yeoh You Jie
Witness’s signature
Name:	Yeoh You Jie
Address:	435 Orchard Road
Wisma Atria #21-05 Singapore 238877

SIGNED by	)
TING CHOON MENG	)
in the presence of:	)

/s/ TAN LEE FANG
Witness’s signature
Name:	TAN LEE FANG
Address:	435 Orchard Road
Wisma Atria #21-05 Singapore 238877

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PURCHASER

SIGNED by	)
) )
)
for and on behalf of	)
LYC HEALTHCARE (CAYMAN) LTD	)
in the presence of:	)

/s/ Yeoh You Jie
Witness’s signature
Name:	Yeoh You Jie
Address:	435 Orchard Road
Wisma Atria #21-05
Singapore 238877

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